November 2021 TPG RE Finance Trust, Inc. Investor Presentation Exhibit 99.1

Forward-Looking Statements and Other Disclosures The information contained in this presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as the coronavirus and its variants(“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 and its variants on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this presentation. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this presentation. The Company does not undertake any obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors. Investor Presentation | November 2021

Business Description

TPG RE Finance Trust, Inc. $5.3 billion Total Outstanding Loan Commitments $4.8 billion Unpaid Principal Balance of Loans Potential Loan Growth of $1.3 billion from Current Capital Base1 1. Refer to page 18 for additional detail 2. Refer to page 19 for additional detail Source: Company Records, as of September 30, 2021 Note: As of September 30, 2021 loan portfolio data includes one loan classified as held for sale with a carrying value of $86.6 million TRTX is a leading commercial mortgage REIT targeting direct origination of floating rate, transitional first mortgages to institutional borrowers 66.4% Weighted Average LTV Anticipated Asset Sales Proceeds of at Least $70.4 million to be Reinvested Accretively1 $80.7 million Average Loan Size 3.75x Targeted Leverage Ratio Potential Total Return of 20.2% to Common Shareholders2 Investor Presentation | November 2021 77.8% Ratio of Non-MTM Debt to Total Debt Less than 9.2% of Total Loan Commitments are Unfunded Current Loan Portfolio Future Growth Drivers

Platform Highlights Scale Balance sheet lender with $5.3B in floating rate loan commitments, of which 99.3% are first mortgage loans Originated and acquired $14B of loan commitments since December 2014 Harness TPG’s $108B AUM platform, informational and network advantages, and enhanced access to the capital markets Experience Led by proven, cycle-tested, career portfolio lenders with an average of over 25 years experience Risk Mitigation Loans in major US markets with experienced, well-capitalized sponsors Emphasis on strong credit, cash flow, and moderate LTV Current Loan Portfolio $80.7M average loan size 66.4% weighted average LTV Weighted average interest rate of L + 3.29% and weighted average LIBOR floors of 1.33%, resulting in a weighted average coupon of 4.62% Target attractive risk-adjusted returns through selective first mortgage loan originations Note: TRTX data as of September 30, 2021; TPG AUM data as of June 30, 2021 Note: As of September 30, 2021 loan portfolio data includes one loan classified as held-for-sale with a carrying value of $86.6 million Financing Profile Diversified capital base including CLOs, secured credit facilities, preferred stock, and common equity Emphasis on non-mark-to-market, matched-term, loan-level financing; 77.8% of outstanding debt is non-MTM Investor Presentation | November 2021

Momentum Drives Growth Loan origination strategy: highly selective; experienced sponsors; target multifamily and life science assets in high-growth regions Closed 17 first mortgage loans during the nine months ended September 30, 2021 with total commitments of $1,280.7M; property type concentrations are: multifamily 64%; office 33% (of which 30% is life sciences-related2); and mixed-use 3% Closed, or currently in the process of closing, ten first mortgage loans with a total loan commitment amount of $644.8M and initial fundings of $561.0M since September 30, 20214 $323.6M of available liquidity at September 30, 2021 to drive asset growth and earnings comprised of: $269.3 million of cash and cash equivalents, of which $254.3 million was available for investment, net of $15.0 million held to satisfy the liquidity covenant under our secured credit agreements; $47.4 million of undrawn capacity under secured agreements with seven lenders; $6.9 million of CLO reinvestment capacity Collected 99.4% of interest due during the nine months ended September 30, 2021 Received $799.7M of repayments during the nine months ended September 30, 2021, reflecting strong loan performance and borrower achievement of business plans; received additional full repayments of $304.1M relating to four loans since September 30, 20214 Sold one $60.7M loan during the nine months ended September 30, 2021; Sold an additional performing hotel loan at par, less transaction costs, on October 4, 2021 Stable risk ratings since 3Q 2020 of 3.1 illustrates strong credit, experienced sponsors and quality assets CECL Reserve of $55.0M, or 103 bps of total loan commitments Capital structure at September 30, 2021 supports continued loan portfolio and earnings growth: Non-mark-to-market financing represented 77.8% of total loan portfolio financing Target leverage of 3.75x; current Debt-to-Equity and Total Leverage ratios of 2.40:1 and 2.49:1, respectively Weighted average term to extended maturity of secured credit facilities of 2.6 years Weighted average advance rate across secured credit facilities of 73.8% Weighted average cost of funds for loan investments of LIBOR + 1.61% Increased quarterly dividend to $0.24 per common share in 3Q 2021, an increase of $0.04, or 20% from 2Q 2021 Represents an annualized dividend yield of 7.1%1 Increase Distributable Earnings2 to drive further share price appreciation YTD Distributable Earnings2 covered common stock dividends at 1.4x Optimize loan portfolio through proactive asset management and selective originations Recycle existing capital into accretive loan originations as loans repay and asset sales occur Existing capital base supports additional investment capacity of $1.3B3 Enhance capital structure by accessing debt and equity capital markets on advantageous terms using TPG’s global network Quality Originations Support Growth Strong Loan Performance Supports Book Value Solid Capital Structure to Finance Growth Drivers of Earnings and Share Price Investor Presentation | November 2021 1. Annualized dividend yield calculated on November 5, 2021 stock price of $13.45 2. See Appendix for definitions 3. Refer to page 18 for additional detail 4. Post quarter-end data as of November 10, 2021 Note: As of September 30, 2021 loan portfolio data includes one loan classified as held-for-sale with a carrying value of $86.6 million

Integration with TPG Drives Competitive Advantage Experienced team with a long history of collaborative investing through numerous credit and macroeconomic cycles Established lending platform with strong capital markets capabilities and expansive financing relationships Long standing relationships with repeat borrowers, developers, investors, national brokerage firms, and financial institutions Deep knowledge of target markets, property types, and investable global trends Data-driven investment philosophy for 30 years Note: AUM as of June 30, 2021 Benefit to TRTX TPG Operations TPG Market Solutions Supports over 250 active portfolio companies in more than 30 countries Conducts business through 12 offices across 8 countries Optimize capital solutions for investment professionals and portfolio companies Combines private equity expertise and public equity investing capabilities Investor Presentation | November 2021 TRTX benefits from the intellectual capital, well-established relationships, specialized capabilities, and infrastructure of a leading global alternative investment firm Logo Growth Impact Market Solutions Capital $62 billion AUM $6 billion AUM $20 billion AUM $8 billion AUM Real Estate $11 billion AUM

Career Credit Investors Drive Investment Strategy Leadership team has invested through multiple business and real estate cycles Emphasis on credit quality and principal protection Engagement throughout the investment process Deep, extensive relationships with owners, borrowers, brokers and capital providers 20-person investment team supported by TPG’s global infrastructure and leadership team Peter Smith Chief Investment Officer 25+ years of experience Select Experience Managing Director Ladder Capital Deborah Ginsberg General Counsel 15+ years of experience Select Experience Principal Blackstone RE Debt Strategies Select Experience Co-Founder, CFO and COO Gramercy Capital Corp. Bob Foley Chief Financial Officer 30+ years of experience Team combines lending expertise with public company C-level experience Matt Coleman President 20+ years of experience Select Experience Chief Operating Officer TPG Real Estate Investor Presentation | November 2021

TPG Commitment to Diversity, Equity & Inclusion Use of our influence and capital to advance diversity and equality 100+ women directors added to 60 portfolio company boards since 2017 A+/A+ ratings in Strategy & Governance from Principles for Responsible Investment (PRI) 50% diverse representation in 2020 and 2021 incoming associate classes Gender Neutral benefits, policies, and resources designed to support all employees and families Score of 100 from Corporate Equality Index measuring support of LGBTQ+ employees 7 Employee Affinity Groups with over 170 members to build community and inclusivity Benefits & Policies Talent Management & Development Employee Engagement Diversity Recruiting Ecosystem Engagement Advocacy & Impact Note: As of May 2021 Investor Presentation | November 2021

Financial Performance

Operating Performance and Dividend Coverage Ratio of Distributable Earnings2 to Common Dividend Nine Months Ended September 30, 2021 1. Refer to Appendix for reconciliation from GAAP Net Income (Loss) to Net Income (Loss) Attributable to Common Stockholders 2. Refer to Appendix for reconciliation from GAAP Net Income (Loss) to Distributable Earnings Dividend Coverage of 1.4x Operating Performance ($ in millions) 1Q21 2Q21 3Q21 GAAP Net Income (Loss) $32.0 $32.4 $29.3 Net Income (Loss) Attributable to Common Stockholders1 $24.2 ($21.0) $26.0 Distributable Earnings2 $21.7 $21.9 $27.0 Cash Dividends Declared on Common Shares $15.5 $15.5 $18.6 Undistributed Earnings of $21.0M Investor Presentation | November 2021

Liquidity and Leverage Available Liquidity Leverage Ratio2 1. Cash held to satisfy the liquidity covenant under the secured credit agreements 2. See Appendix for definitions of Debt-to-Equity and Total Leverage Note: Totals may not sum due to rounding 12/31/2020 1 3/31/2021 Decrease driven by full utilization of the FL4 Ramp during 2Q21 $6.9 Target Leverage Growth Potential 3.75x Investor Presentation | November 2021

Book Value Walk 3Q 2021 1. Does not reflect dilutive impact of 12M warrants held by an affiliate of Starwood Capital Group; book value per share reflecting pro forma dilution resulting from an assumed exercise of these warrants at September 30, 2021 is $15.21 2. TRTX stock price at September 30, 2021 3. Proforma settlement assuming warrants are exercised at September 30, 2021 stock price Note: Totals may not sum due to rounding CECL Reserve per Share $0.72 CECL Reserve per Share $0.71 Net Income Excluding Credit Loss Benefit Covers Common Dividend 1.58x; Covers Common and Preferred Dividend 1.31x Investor Presentation | November 2021 Pro Forma Diluted Book Value per Share at September 30, 2021 Common Shares Outstanding, Basic 77,047,966 Market Price $12.382 - Warrant Strike Price $7.50 Gain per Warrant $4.88 × Total Outstanding Warrants 12,000,000 Aggregate Gain $58,560,000 ÷ Market Price $12.382 Net Shares Settled3 4,730,210 Common Shares Outstanding, Diluted 81,778,176 Diluted Book Value per Share $15.21 (A) (B) (A) + (B)

Loan Portfolio & Capitalization

National, Major Market Footprint2 Lending Focused in Top 25 Markets1 Top 25 Markets Account for 85.7% of Total Loan Commitments Loan Category Geographic Diversity Diversified Loan Portfolio Property Type2,3 1. Top 25 markets determined by US Census. Portfolio loans with collateral properties that are located in different MSAs are classified in the market designation with over 50% of underlying loan collateral by unpaid principal balance 2. By total loan commitment at September 30, 2021 3. See Appendix for definitions 4. Includes Condominium and Retail properties totaling 1.0% of total loan portfolio (0.4% and 0.6%, respectively) Note: As of September 30, 2021 loan portfolio data includes one loan classified as held-for-sale with a carrying value of $86.6 million 2,3 Loan Portfolio: $5.3 billion commitments | $4.8 billion UPB Loan Type: First Mortgage 99.3% | Mezzanine Loan 0.7% Weighted Average Interest Rate: LIBOR plus 3.3% Weighted Average LTV: 66.4% 2,3 Fixed vs. Floating CA 21.8% NY 15.7% TX 11.9% PA 6.8% FL 7.9% NC 4.3% GA 4.2% MI 3.9% NJ 3.5% VA 4.6% MA 1.2% MO 2.4% IL 2.4% LA 1.2% HI 0.8% KY 0.7% MD 3.5% Construction Bridge 29.3% IN 0.9% OH 1.7% AZ 0.6% Traditional Office, Life Science and Multifamily make up 75.7% of total loan portfolio Investor Presentation | November 2021

Select 3Q21 Loan Originations

	Multifamily	Multifamily	Office (Life Science[1])	Multifamily
Commitment	$65.2M	$188.0M	$51.0M	$45.9M
Location	Tampa, FL	West New York, Jersey City, North Bergen & Guttenberg, NJ	Rancho Bernardo (San Diego), CA	San Antonio, TX
Collateral	✓ 246-unit, garden-style apartment community built in 2013	✓ 65-building, 1,242-unit workforce housing portfolio with 29 commercial spaces	✓ 74k SF, 3-story Class A traditional office property which will be converted (90%+) to life science use	✓ 336-unit multifamily complex comprised of 5 buildings with 568 parking spaces
Borrower Business Plan	✓ Implement light value-add capex plan to renovate unit interiors and common areas, and capture strong market rent growth	✓ Continue execution of ongoing unit renovation program; Sponsor has renovated approximately 401 units (32%) to date	✓ Acquisition, base building CapEx plan, conversion from traditional office to life science in a leading life science market, and lease-up of converted space	✓ Return occupancy to pre-COVID market levels
LTV / In-Place Debt Yield[1,2]	87.6% / 4.3%	71.3% / 5.9%	72.1% / 5.9%	64.1% / 6.4%
Loan Category[1]	Bridge	Bridge	Moderate Transitional	Bridge
Investment Date	July 2021	July 2021	August 2021	September 2021
Property Photos				

1. See Appendix for definitions, including LTV, Loan Category and Life Science
2. In-place debt yield for loans originated during 3Q21 is defined as the ratio of in-place net cash flow (annualized) divided by the initial funding amount, both as of the closing date

Investor Presentation | November 2021 16

YTD Loan Originations as of September 30, 2021 Investment Highlights1 Closed 17 first mortgage loans Total commitments of $1,280.7M Initial fundings of $1,068.1M Average loan size of $75.3M 100% floating rate Weighted average interest rate of L + 3.49% Weighted average LIBOR floor of 19 bps Weighted average LTV of 69.3% 83.3% of originations in top 25 MSAs 24% of loan portfolio was originated after September 30, 2020 Increased exposure to higher growth markets in Western US Reduced exposure to Eastern US markets Boosted MFR exposure Originations as Compared to Total Portfolio Geographic Diversity as % of Total Commitments YTD Originations Total Portfolio 2 1. See Appendix for definitions, including LTV and Life Science 2. Includes Condominium and Retail properties totaling 1.0% of total loan portfolio (0.4% and 0.6%, respectively) Note: As of September 30, 2021 loan portfolio data includes one loan classified as held for sale with a carrying value of $86.6 million Investor Presentation | November 2021

Potential Capital Deployment Scenarios

Maximum Potential Investment Capacity

($ in millions)	At September 30, 2021
Total Stockholders' Equity	$1,445.5
Targeted Leverage	3.75:1
Maximum Potential Gross Loan Investment Capacity	**$6,866.1**
Less: Outstanding Total Loan Commitments	($5,328.7)
Maximum Potential Net Loan Capacity	**$1,537.4**
Maximum Potential Gross Loan Investment Capacity Utilization Rate[1]	**77.6%**

Levers to Boost Earnings Growth

- Full deployment of equity, targeting leverage of 3.75:1
- Repayment of defaulted retail property loan, and sale of real estate owned asset both at carrying value, releasing an estimated $70.4M of equity for redeployment (refer to table below for additional detail)[6]
- Borrow against $154.2M of unencumbered loan investments at September 30, 2021
- Utilize nearly $47.4M of available undrawn financing capacity at September 30, 2021
- Reduce cost of non-MTM secured credit facility borrowings of $72.6M at September 30, 2021 through repricing or repayment, and transfer of loans to existing CLOs

Illustrative Examples of Capital Deployment Impact on Earnings[2]

($ in millions except for per share amounts)

Potential Net Loan Capacity[3]	**$1,000.0**	**$1,250.0**	**$1,500.0**
Assumed Leverage at 77.5%	(775.0)	(968.8)	(1,162.5)
Assumed Incremental TRTX Equity Deployment	**$225.0**	**$281.3**	**$337.5**
Implied Additional Earnings at 7% Assumed ROE[4]	**$15.8**	**$19.7**	**$23.6**
Implied Additional Earnings per Share, Basic[5]	$0.20	$0.26	$0.31
Implied Additional Earnings per Share, Diluted[5]	$0.19	$0.24	$0.29
Implied Additional Earnings at 8% Assumed ROE[4]	**$18.0**	**$22.5**	**$27.0**
Implied Additional Earnings per Share, Basic[5]	$0.23	$0.29	$0.35
Implied Additional Earnings per Share, Diluted[5]	$0.22	$0.28	$0.33

Equity Redeployment Impact on Earnings – Sales of Non-Earning Assets[2]

($ in millions except for per share amounts)

Assumed Gross Sale Proceeds[6]	**$120.4**
Outstanding Borrowings	(50.0)
Assumed TRTX Equity for Redeployment	**$70.4**
Implied Additional Earnings at 7% Assumed ROE[4]	**$4.9**
Implied Additional Earnings per Share, Basic[5]	$0.06
Implied Additional Earnings per Share, Diluted[5]	$0.06
Implied Additional Earnings at 8% Assumed ROE[4]	**$5.6**
Implied Additional Earnings per Share, Basic[5]	$0.07
Implied Additional Earnings per Share, Diluted[5]	$0.07

1. Maximum Potential Gross Loan Investment Capacity Utilization Rate is equal to Outstanding Total Loan Commitments as a percentage of Maximum Potential Gross Loan Investment Capacity
2. TRTX's ability to deploy capital is dependent upon TRTX identifying and originating or acquiring loan investments; TRTX operates in a competitive market for the origination and acquisition of loan investments; TRTX can provide no assurance that it will be able to identify and originate or acquire loan investments in a manner consistent with the potential capital deployment scenarios presented on this page
3. Assumes 100% initial funding on loan commitments
4. "Assumed Return On Equity" represents a hypothetical annual return on TRTX's assumed equity resulting from the illustrative capital deployment scenarios presented above; please refer to "ROE Scenarios Disclaimer" in Appendix for additional detail
5. Calculated on shares outstanding at September 30, 2021; dilutive impacted calculated assuming September 30, 2021 share price of $12.38; for additional detail surrounding calculation of dilutive impact refer to page 13
6. Assuming repayment of defaulted loan, and sale of Real Estate Owned asset, at carrying values of September 30, 2021; TRTX can provide no assurance that these properties will be sold at carrying value or will transact at all

Note: As of September 30, 2021 loan portfolio data includes one loan classified as held for sale with a carrying value of $86.6 million

Investor Presentation | November 2021 18

Investor Presentation | November 2021 Attractive Potential Total Return Current market price to book value ratio of 0.83x TRTX offers attractive potential total return: 13.1% potential return if market price recovers to diluted book value 7.1% potential return based on annual dividend distributions, assuming quarterly cash dividend remains constant at $0.24 per share 1. Book value as of September 30, 2021 2. Stock price as of November 5, 2021 3. November 5, 2021 stock price divided by book value at September 30, 2021 4. Book value per share reflecting pro forma dilution resulting from an assumed exercise of warrants at September 30, 2021 (refer to page 13 for additional detail) Note: The foregoing contains specific assumptions regarding performance; There can be no assurance the company will preform as discussed; Please refer to “Market Price and Dividend Disclaimer” in Appendix for additional information 1 2 3 Market Price to Book Value Potential Total Return of 20.2% Total Investment Value $16.17 per share September 30, 2021 Diluted Book Value $15.21 per share4 November 5, 2021 Stock Price $13.45

Stock Price Appreciation Stock price has increased $3.15, or 30.6% since January 4, 2021 November 5, 2021 stock price is 88.4% of current diluted book value Investor Presentation | November 2021

Favorable CRE Market Trends Sale Transaction Volume Has Returned to Pre-COVID Levels1 Over $2.3 Trillion of CRE Mortgages are Scheduled to Mature Over the Next Five Years2 CRE Debt Lenders by Sector3 U.S. Sales Volume Commercial Mortgage Maturities by Sector Rising volumes of loan maturities and property sales create opportunities for non-bank lenders 1. Source: Real Capital Analytics; Data from January 1, 2011 to June 30, 2021 2. Source: Morgan Stanley Research; Data as of April 2021 3. Source: Federal Reserve Bank, Second Quarter 2021 Flow of Funds Investor Presentation | November 2021

Loan Financing Overview 1. Includes one non-consolidated senior interest of $132.0 million 2. Omits the impact of LIBOR floors on approximately 3% of our financing 3. Represents capacity available to be borrowed provided we pledge, and the lender approves, additional collateral assets 4. Based on extended maturity dates where ability to extend is at Company’s option Loan Financing Arrangements as of September 30, 2021 Total loan portfolio financing capacity of $6.0 billion1 with $2.2 billion of current availability Reduced weighted average cost of funds 7 bps from 2Q21 to 1.61%2 by replacing existing secured credit agreement borrowings with lower-cost CLO financing by shifting $367.8M of collateral into TRTX 2019-FL3 and TRTX 2021-FL4 Non-MTM Borrowings Exceed 75% Maturity Profile of Outstanding Borrowings4 2.54x 2.64x Secured Credit Agreements Secured Credit Agreements Usage Available3 3.38x 3.49x $249.5M Non-Mark-to-Market Mark-to-Market Secured Credit Agreements Secured Credit Agreements 77.8% Secured Credit Agreement Non-Consolidated Senior Interest s $1,976.0 22.2% Investor Presentation | November 2021

Interest Rate Sensitivity Loan Portfolio Net Floating Rate Exposure $ Millions 100% of the loan portfolio is indexed to one-month USD LIBOR Loan portfolio benefits from low rates due to high in-place LIBOR floors on loans (weighted average LIBOR floor is 1.33%) 77% of the loan portfolio is subject to a LIBOR floor of 0.50% or greater Only 3% of loan portfolio financing outstanding is subject to an index rate floor greater than 0.0% Loan Portfolio Income Sensitivity $ Impact per Share per Quarter2 1. On June 15, 2021, the benchmark index interest rate for bondholders under FL3 was converted from LIBOR to the Compounded Secured Overnight Financing Rate (“SOFR”) plus a benchmark replacement adjustment of 11.448 basis points 2. Based on loan portfolio composition as of September 30, 2021 Note: As of September 30, 2021 loan portfolio data includes one loan classified as held for sale with a carrying value of $86.6 million LIBOR at 3/31/2020 0.99% LIBOR at 9/30/2020 0.15% LIBOR at 6/30/2021 0.10% LIBOR at 9/30/2021 0.08% LIBOR 1 Investor Presentation | November 2021

MTM Secured Credit Facilities 7% Financing by Property Type Office Hotel Multifamily Mixed-Use Non-MTM Collateralized Loan Obligations 64% MTM Secured Credit Facilities 36% Non-MTM Collateralized Loan Obligations 84% Non-MTM Secured Credit Facility1 15% Non-MTM Collateralized Loan Obligations 85% Non-MTM Collateralized Loan Obligations 93% 1. Secured credit facility which may be re-margined beginning after its second anniversary date based on a LTV test; otherwise, no credit or spread-based margin calls apply Note: Data as of September 30, 2021 High Share of Non-Mark-to-Market Financing as Risk Mitigant 78% of total loan portfolio financing is non-MTM vs. 54% in 3Q20 100% of hotel loans financed with non-MTM debt 64% of office loans are financed with non-MTM debt Investor Presentation | November 2021 MTM Secured Credit Facilities 16%

Capital Structure Overview $50.0 (1%) $2,762.5 (53%) $847.3 (17%) $194.4 (4%) $1,251.0 (24%) Series C Preferred Stock Mortgage Loan Payable Collateralized Loan Obligations Secured Credit Agreements (MTM) Common Equity at Book Value ($ in millions) Maximum Capacity Maximum Capacity Maximum Capacity W.A. Approved Advance Rate Look-Through LTV W.A. Cost of Funds W.A. Maturity Outstanding at 9/30/21 Secured Credit Agreements (MTM) $3,239.5 $3,152.9 $2,894.7 75.6% 49.5% 1.69% April 20241 $847.3 Secured Credit Agreement (Non-MTM) $249.5 58.6% 37.5% 4.50% Oct 20252 $72.6 Total Secured Credit Agreements $6,107.5 $5,988.8 $3,144.3 73.8% 48.3% 1.91% $919.9 Collateralized Loan Obligations $2,868.0 $2,835.9 $2,762.5 82.1% 55.0% 1.52% Nov 20363 $2,762.5 Total Loan Portfolio Financing $6,107.5 $5,988.8 $5,906.8 80.0% 53.1% 1.61% $3,682.4 Mortgage Loan Payable4 $50.0 $50.0 $50.0 N/A N/A 4.50% Dec 20225 $50.0 Series C Preferred Equity Series C Cumulative Redeemable Preferred Stock 6.25%6 $194.4 Common Equity Book Value per share as of 9/30/21 $16.15 Shares of Common Stock Outstanding (in millions) 77.0 Total Permanent Equity $1,445.5 Total Capitalization $5,177.8 Capital Stack Composition Capital Structure Detail ($ in millions) 1. Weighted average term to extended maturity of the 7 secured credit facilities, assuming all extension options and term-out provisions are exercised 2. Represents extended maturity 3. Represents weighted average legal maturity date 4. Finances one Real Estate Owned asset with carrying value of $99.2M 5. Represents extended maturity date; initial maturity date is December 15, 2021 6. Represents fixed rate dividend $72.6 (1%) Secured Credit Agreement (Non-MTM) Investor Presentation | November 2021

Appendix

Investor Presentation | November 2021 Investment Approach and Process David Bonderman Chairman Jim Coulter Executive Chairman Jon Winkelried CEO Jonathan Coslet CIO Jack Weingart CFO Ken Murphy COO, TRTX Investment Review Committee Bob Foley CFO Peter Smith CIO Deborah Ginsberg General Counsel Tripp Johnson Partner Erin Nemser Partner Jamie Sholem Partner Matt Coleman TRTX President, TPG Real Estate COO Kelvin Davis Co-Head, Partner Avi Banyasz Co-Head, Partner TPG Senior Leadership TPG Real Estate Partners Michael Abel Partner James Piper Partner TPG RE Finance Trust, Inc. Investment Review Committee Broad and deep investment perspective from integration with TPG and TPG RE Partners Downside protection through significant borrower equity and discount to replacement cost Short transitional business plans (<24 months) Loan structure and terms consistent with borrower business plan Focus on credit quality and capital preservation Target primary and select secondary markets with positive economic dynamics Institutional quality properties owned by well-capitalized, experienced borrowers Todd Sisitsky President

Credit and Risk Management Investment performance enhanced by rigorous credit process and integrated portfolio management Senior management has an average of 25 years of credit and underwriting experience Bottom-up, equity-oriented approach to underwriting and due diligence focused on “all-weather” collateral valuation, and multiple exit strategies Highly structured, carefully tailored loan documents with performance hurdles and project milestones for downside protection Site visits and active diligence on loan collateral, plus competitive properties in local market Augment in-house underwriting and diligence with experienced third party consultants, engineers, and legal counsel Rigorous, multi-stage IRC process including representatives from TRTX, TPG RE and TPG Holdings Dedicated servicing and asset management team Maintain updated tracking and evaluation system for vigilance in overall portfolio review Direct and frequent dialogue with borrowers Rigorous oversight of portfolio with emphasis on financial, legal, and qualitative analysis Internal monitoring system with quarterly risk ratings and frequent portfolio roll-ups Intensive focus on the borrower to ensure TRTX is the first and last call Evaluate early warning signals to anticipate potential performance issues Enterprise Risk Committee to monitor development, implementation and monitoring of policies, procedures and systems to mitigate risk throughout the business Credit Process Risk & Asset Management Investor Presentation | November 2021

Risk Ratings 1. See Appendix for a description of the Company’s Loan Risk Rating scale 2. Includes a single sponsor relationship with common control of 4 loans with total amortized cost of $23.0 million 3. Includes conversion of one first mortgage loan to Real Estate Owned with an amortized cost of $112.0M Note: Totals may not sum due to rounding Note: As of September 30, 2021 CECL and risk rating data includes one loan classified as held for sale with a carrying value of $86.6 million and a risk rating of 4 Stable Risk Ratings1 Risk Ratings Migration1 $58.7 $0.0 Risk Ratings – 9/30/2021 By Amortized Cost ($ in millions) Total: $4,835.9 Loan Count: 66 2 56 7 $83.0 $59.3 $62.8 By Amortized Cost Start of Period 3.1 3.1 3.1 3.1 Repayments/ Sales 3.03 – 3.1 2.4 Originations N/A 3.0 2.9 3.0 End of Period 3.1 3.1 3.1 3.1 By Amortized Cost Risk Ratings Migration1 $58.8 CECL Reserve Walk ($ in millions) Trailing 4 Quarter Average: 113 bps of Total Loan Commitment CECL Reserve bps of Total Loan Commitments 2 1 Trailing 4 Quarter Average: 3.10 Investor Presentation | November 2021

3Q21 Interest Collections Loan Performance PIK Interest TTM ($ in millions) 99.4% interest collections during 3Q21, including PIK interest of 0.7% 1. Loan defaulted in 4Q20 2. Based on Portfolio UPB at September 30, 2021 3. See Appendix for descriptions of Economic and Non-Economic Modifications 4. Includes the write-off of outstanding PIK interest associated with the sale of one hotel loan Note: As of September 30, 2021 loan modification and PIK interest data include one loan classified as held for sale with a carrying value of $86.6 million Loan Modifications at 9/30/20212 Economic 23% Non-Economic 5% Borrowers made aggregate principal reduction payments of $14.0 million and infused $15.8 million to replenish reserves in connection with loans modified in 3Q21 Less than 0.1% of Total Outstanding UPB 4 Investor Presentation | November 2021

TRTX Loan Portfolio

$ Millions

Loan Name	TRTX Loan Commitment[1]	TRTX Loan Balance[2]	Interest Rate	Extended Maturity	Location	Property Type	Commitment Per Sq. ft. / Unit	LTV[3]
Loan 1	$290.8	$285.7	L+ 1.6%	2.9 years	New York, NY	Office	$574 Sq. ft.	65.2%
Loan 2	$223.0	$179.9	L+ 3.4%	2.9 years	Brookhaven (Atlanta), GA	Office	$214 Sq. ft.	61.4%
Loan 3	$215.0	$122.0	L+ 3.9%	4.6 years	Daly City, CA	Office	$545 Sq. ft.	63.1%
Loan 4	$210.0	$185.3	L+ 3.6%	2.3 years	Detroit, MI	Office	$217 Sq. ft.	59.8%
Loan 5	$190.0	$187.0	L+ 2.9%	1.4 years	New York, NY	Office	$859 Sq. ft.	65.2%
Loan 6	$188.0	$187.0	L+ 3.4%	4.9 years	Various, NJ	Multifamily	$151,369 / Unit	71.3%
Loan 7	$188.0	$183.8	L+ 3.7%	0.2 years	Philadelphia, PA	Office	$176 Sq. ft.	73.6%
Loan 8	$173.3	$167.2	L+ 4.3%	1.0 years	Philadelphia, PA	Office	$213 Sq. ft.	72.2%
Loan 9	$165.0	$165.0	L+ 3.8%	1.1 years	Charlotte, NC	Hotel	$235,714 / Unit	65.5%
Loan 10[4]	$160.0	$156.0	L+ 2.8%	2.0 years	Houston, TX	Mixed-Use	$299 Sq. ft.	61.9%
Loans 11 – 66	**$3,325.6**	**$3,025.1**	**L + 3.4%[5]**	**3.1 years**				**66.5%**
Total Loans	**$5,328.7**	**$4,844.0**	**L + 3.3%[5]**	**2.8 years**				**66.4%**

Note: As of September 30, 2021 loan portfolio data includes loans held for investment and one loan classified as held for sale with a carrying value of $86.6 million
1. Represents TRTX's potential maximum loan commitment/balance
2. Represents TRTX's current loan balance and excludes third party pari passu and junior positions in the same capital structure, if any
3. See Appendix for definitions, including definition of LTV
4. Loan repaid in full on October 26, 2021
5. Represents the weighted average interest rate as of September 30, 2021 which are all floating rate loans; Interest rate includes LIBOR plus the loan credit spread at September 30, 2021
Note: As of September 30, 2021; not all TRTX investments have or will have similar experiences or results, and there should be no assumption that the investments listed above will continue to perform

Investor Presentation | November 2021 31

Per Share Calculations

Reconciliation of Net Income Attributable to Common Stockholders and Distributable Earnings

- The following tables provide a reconciliation of GAAP net income to GAAP net income attributable to common stockholders and Distributable Earnings (in thousands, except share and per share data):

	Three Months Ended (unaudited)		
	September 30, 2021	June 30, 2021	March 31, 2021
Net Income (Loss)	**$29,325**	**$32,391**	**$31,955**
Preferred Stock Dividends[1]	(3,157)	(6,799)	(6,124)
Participating Securities' Share in Earnings (Loss)	(122)	(148)	(146)
Series B Preferred Stock Redemption Make-Whole Payment[2]	-	(22,485)	-
Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs[3]	-	(23,997)	(1,452)
Net (Loss) Income Attributable to Common Stockholders	**$26,046**	**($21,038)**	**$24,233**
Weighted-Average Common Shares Outstanding, Basic	77,060,225	76,899,270	76,895,615
Weighted-Average Common Shares Outstanding, Diluted	82,028,975	76,899,270	80,673,236
(Loss) Earnings Per Common Share, Basic	**$0.34**	**($0.27)**	**$0.32**
(Loss) Earnings Per Common Share, Diluted	**$0.32**	**($0.27)**	**$0.30**
Series B Preferred Stock Redemption Make-Whole Payment	-	22,485	-
Series B Preferred Stock Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs	-	22,489	-
Non-Cash Stock Compensation Expense	1,250	1,393	1,456
Credit Loss (Benefit) Expense[4]	(343)	(3,478)	(4,038)
Distributable Earnings	**$26,953**	**$21,851**	**$21,651**
Weighted-Average Common Shares Outstanding, Basic	77,060,225	76,899,270	76,895,615
Weighted-Average Common Shares Outstanding, Diluted	82,028,975	81,875,946	80,673,236
Distributable Earnings per Common Share, Basic	**$0.35**	**$0.28**	**$0.28**
Distributable Earnings per Common Share, Diluted	**$0.33**	**$0.27**	**$0.27**

Book Value Per Common Share

	For the Period Ended (unaudited)			
	Sep 30, 2021	June 30, 2021	March 31, 2021	Dec 31, 2020
Total Stockholders' Equity and Temporary Equity	$1,445,467	$1,437,191	$1,478,231	$1,466,451
Series C Preferred Stock	201,250	201,250	-	-
Series B Preferred Stock	-	-	201,003	199,551
Series A Preferred Stock	125	125	125	125
Stockholders' Equity, Net of Preferred Stock	$1,244,092	$1,235,816	$1,277,103	$1,266,775
Number of Common Shares Outstanding at Period End	77,047,966	77,089,125	76,897,102	76,787,006
Book Value per Common Share	**$16.15**	**$16.03**	**$16.61**	**$16.50**

1. Includes preferred stock dividends declared and paid for Series A preferred stock, Series C Preferred Stock, and Series B Preferred Stock shares outstanding for the three months ended September 30, 2021, June 30, 2021 and March 31, 2021. For the three months ended September 30, 2021 and June 30, 2021, undeclared dividends of $38 thousand and $0.6 million, respectively, are included for Series C Preferred Stock shares outstanding in the period.
2. Represents the make-whole payment to the holder of the Series B Preferred Stock for an amount equal to the present value of all remaining dividend payments due on such shares of Series B Preferred Stock from and after the redemption date (and not including any declared or paid dividends or accrued dividends prior to such redemption date) through the second anniversary of the original issue date, computed in accordance with the terms of the Articles Supplementary.
3. Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs includes amounts recorded as deemed dividends and the write-off of unamortized transaction costs and the unaccreted portion of the allocated Warrant fair value related to the Series B Preferred Stock. For the three months ended June 30, 2021, the write-off of unamortized transaction costs and unaccreted allocated Warrant fair value was $22.5 million.
4. Credit Loss (Benefit) Expense for the three months ended September 30, 2021 excludes a $0.5 million loss on sale upon the transfer of one loan from our loans held for investment portfolio to loans held for sale at quarter end. Credit Loss (Benefit) Expense for the three months ended June 30, 2021 excludes a $1.6 million realized loss on sale of a first mortgage loan.

Investor Presentation | November 2021

32

ASSETS September 30, 2021 December 31, 2020 Cash and Cash Equivalents $269,263 $319,669 Restricted Cash 667 — Accounts Receivable 17 785 Collateralized Loan Proceeds Held at Trustee 6,870 174 Accounts Receivable from Servicer/Trustee 8,639 418 Accrued Interest and Fees Receivable 28,650 27,391 Loans Held for Investment 4,749,289 4,516,400 Allowance for Credit Losses (50,051) (59,940) Loans Held for Investment, net (includes $1,247,516 and $2,259,467, respectively, pledged as collateral under secured credit facilities) 4,699,238 4,456,460 Loans Held for Sale, Net (includes $86,636 and $0, respectively, pledged as collateral under secured credit facilities) 86,636 — Real Estate Owned 99,200 99,200 Other Assets 1,765 4,646 Total Assets $5,200,945 $4,908,743 LIABILITIES AND EQUITY Liabilities Accrued Interest Payable $2,661 $2,630 Accrued Expenses and Other Liabilities 13,019 14,450 Secured Credit Agreements (net of deferred financing costs of $4,377 and $8,831, respectively) 915,537 1,514,028 Collateralized Loan Obligations (net of deferred financing costs of $12,609 and $9,192, respectively) 2,749,901 1,825,568 Mortgage Loan Payable (net of deferred financing costs of $640 and $853, respectively) 49,360 49,147 Payable to Affiliates 5,473 5,570 Deferred Revenue 934 1,418 Dividends Payable 18,593 29,481 Total Liabilities $3,755,478 $3,442,292 Commitments and Contingencies Temporary Equity: Series B Cumulative Redeemable Preferred Stock ($0.001 par value per share; 13,000,000 and 13,000,000 shares authorized; 0 and 9,000,000 shares issued and outstanding), net — 199,551 Permanent Equity: Series A Preferred Stock ($0.001 par value per share; 100,000,000 shares authorized; 125 and 125 shares issued and outstanding) — — Series C Preferred Stock ($0.001 par value per share; 8,050,000 shares authorized; 8,050,000 and 0 shares issued and outstanding, respectively) ($201,250 aggregate liquidation preference) 8 Common Stock ($0.001 par value per share; 302,500,000 and 302,500,000 shares authorized, respectively; 77,047,966 and 76,787,006 shares issued and outstanding, respectively) 77 77 Additional Paid-in-Capital 1,710,222 1,559,681 Accumulated Deficit (264,840) (292,858) Total Stockholders' Equity 1,445,467 1,266,900 Total Permanent Equity 1,445,467 1,266,900 Total Liabilities and Stockholders' Equity $5,200,945 $4,908,743 All amounts in thousands except share and per share amounts Consolidated Balance Sheets Investor Presentation | November 2021

Consolidated Statements of Income and Comprehensive Income All amounts in thousands except share and per share amounts (unaudited) Three Months Ended September 30,   INTEREST INCOME 2021 2020 Interest Income $59,984 $69,854 Interest Expense (20,979) (21,450) Net Interest Income 39,005 48,404 OTHER REVENUE Other Income, net 97 81 Total Other Revenue 97 81 OTHER EXPENSES Professional Fees 1,044 1,613 General and Administrative 1,173 862 Stock Compensation Expense 1,250 1,147 Servicing and Asset Management Fees 462 395 Management Fee 5,473 5,293 Incentive Management Fee — — Total Other Expenses 9,402 9,310 Securities Impairments — — Credit Loss Benefit (Expense) (139) (654) Income (Loss) Before Income Taxes 29,561 38,521 Income Tax Expense, net (236) (74) Net Income (Loss) $29,325 $38,447 Preferred Stock Dividends and Participating Securities Share in Earnings (Loss) (3,279) (6,318) Series B Preferred Stock Redemption Make-Whole Payment — — Series B Preferred Stock Accretion and Write-off of Discount, including Allocated Warrant Fair Value and Transaction Costs — (1,347) Net (Loss) Income Attributable to Common Stockholders $26,046 $30,782 Earnings (Loss) per Common Share, Basic $0.34 $0.40 Earnings (Loss) per Common Share, Diluted $0.32 $0.39 Weighted Average Number of Common Shares Outstanding Basic: 77,060,225 76,756,411 Diluted: 82,028,975 78,254,661 Dividends Declared per Common Share $0.24 $0.20 OTHER COMPREHENSIVE INCOME Net Income (Loss) $29,325 $38,447 Unrealized Loss on Available-for-Sale Debt Securities — — Comprehensive Net Income (Loss) $29,325 $38,447 Investor Presentation | November 2021

Cash Flows from Operating Activities: September 30, 2021 September 30, 2020 Net Income (Loss) $93,672 $(151,415) Adjustment to Reconcile Net Income to Net Cash Provided by Operating Activities: Amortization and Accretion of Premiums, Discounts and Loan Origination Fees, net (5,448) (8,515) Amortization of Deferred Financing Costs 11,258 10,062 Capitalized Accrued Interest 1,209 (3,889) Stock Compensation Expense 4,099 4,234 Loss on Sales of Loans Held for Investment, net 2,109 13,773 Loss on Sales of CRE Debt Securities, net - 203,397 Credit Loss (Benefit) Expense (7,860) 39,685 Cash Flows Due to Changes in Operating Assets and Liabilities: Accounts Receivable 768 1,709 Accrued Interest Receivable (1,021) (1,367) Accrued Expenses and Other Liabilities (4,095) (416) Accrued Interest Payable 33 (3,808) Payable to Affiliates (98) (1,530) Deferred Fee Income (484) 27 Other Assets 2,881 171 Net Cash Provided by Operating Activities 97,023 102,118 Cash Flows from Investing Activities: Origination of Loans Held for Investment (1,062,872) (351,650) Advances on Loans Held for Investment (110,196) (171,389) Principal Repayments of Loan Held for Investment 782,144 431,414 Sales of Loans Held for Investment 58,374 131,902 Purchase of Available-for-Sale CRE Debt Securities - (168,888) Sales and Principal Repayments of Available-for-Sale CRE Debt Securities - 766,437 Net Cash Used in Investing Activities (332,550) 637,826 Cash Flows from Financing Activities: Payments on Collateralized Loan Obligations (109,751) - Proceeds from Collateralized Loan Obligations 1,037,500 - Proceeds from Issuance of Series C Cumulative Redeemable Preferred Stock 201,250 - Payments on Secured Financing Agreements – Loan Investments (1,122,858) (810,487) Proceeds from Secured Financing Agreements – Loan Investments 519,915 776,343 Payments on Secured Financing Agreements – CRE Debt Securities - (824,920) Proceeds from Secured Financing Agreements – CRE Debt Securities - 132,122 Payment of Deferred Financing Costs (9,417) (2,694) Series B Preferred Stock Redemption Make-Whole Payment (22,485) - Series B Preferred Stock Redemption at Par Value (225,000) - Proceeds from Issuance of Series B Preferred Stock - 210,598 Proceeds from Issuance of Warrants to Purchase Common Stock - 14,402 Proceeds from Issuance of Common Stock - 12,895 Dividends Paid on Common Stock (60,499) (81,218) Dividends Paid on Class A Common Stock - (284) Dividends Paid on Preferred Stock (16,043) (8,471) Payment of Equity Issuance and Equity Distribution Agreement Transaction Costs (6,824) (12,342) Net Cash Provided by Financing Activities 185,788 (594,056) Net Change in Cash, Cash Equivalents, and Restricted Cash (49,739) 145,888 Cash, Cash Equivalents, and Restricted Cash at Beginning of Period 319,669 79,666 Cash, Cash Equivalents, and Restricted Cash at End of Period $269,930 $225,554 Supplemental Disclosure of Cash Flow Information: Interest Paid $52,033 $79,518 Taxes Paid $1,169 $141 Supplemental Disclosure of Non-Cash Investing and Financing Activities: Principal Repayments of Loans Held for Investment Held by Servicer/Trustee, net $15,332 $23,478 Accrued Equity Issuance and Transaction Costs $42 $3,047 Dividends Declared, not paid $18,593 $15,444 Change in Accrued Deferred Financing Costs $593 $567 Unrealized Loss on Available-for-Sale CRE Debt Securities - $(1,051) Transfer from Loans Held for Investment to Loans Held for Sale $86,636 - Consolidated Statements of Cash Flows All amounts in thousands Nine Months Ended (Unaudited) Investor Presentation | November 2021

Definitions and Disclaimers Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to our common stockholders, including realized gains and losses, regardless of whether such items are included in other comprehensive income or loss, or in GAAP net income (loss), and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization expense, (iii) unrealized gains (losses), and (iv) certain non-cash or income and expense items. The exclusion of depreciation and amortization expense from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income (loss) and cash flow from operating activities determined in accordance with GAAP. We generally must distribute at least 90% of our net taxable income annually, subject to certain adjustments and excluding any net capital gains, for us to continue to qualify as a REIT for U.S. federal income tax purposes. We believe that one of the primary reasons investors purchase our common stock is to receive our dividends. Because of our investors’ continued focus on our ability to pay dividends, Distributable Earnings is an important measure for us to consider when determining our distribution policy and dividends per common share. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan investment and operating activities. Distributable Earnings excludes the impact of our credit loss provision or reversals of our credit loss provision, but only to the extent that our credit loss provision exceeds any realized credit losses during the applicable reporting period. A loan will be written off as a realized loss when it is deemed non-recoverable upon a realization event. Such a realized loss would generally be recognized at the time the loan receivable is settled, transferred or exchanged, or in the case of foreclosure, when the underlying property is foreclosed upon or sold. Non-recoverability may also be concluded by us if, in our determination, it is nearly certain that all amounts due will not be collected. A realized loss may equal the difference between the cash or consideration received or expected to be received, and the net book value of the loan, reflecting our economics as it relates to the ultimate realization of the asset. Distributable Earnings does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to GAAP net income (loss), an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies. Distributable Earnings Investor Presentation | November 2021 Fundings to borrowers that are made under existing loan commitments after loan closing date Deferred Fundings

Definitions and Disclaimers (cont.)

Geographic Diversity

- TRTX provides herein additional detail by splitting the South region into separate Southeast and Southwest regions using definitions established by The National Council of Real Estate Investment Fiduciaries (NCREIF). A reconciliation to TRTX's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 follows (dollars in millions):

Region	Form 10-Q	Reclassification	Supplemental	% Total Commitment
East	$2,085.9	$63.9	$2,149.8	40.4%
South	1,313.9	(1,313.9)	-	-
West	1,238.6	-	1,238.6	23.2%
Midwest	602.2	-	602.2	11.3%
Various	88.1	(88.1)	-	-
Southeast	-	643.3	643.3	12.1%
Southwest	-	694.8	694.8	13.0%
Sub Total	**$5,328.7**	**$-**	**$5,328.7**	**100.0%**
Loans Held for Sale	(88.1)	-	-	-
Total Per Form 10-Q	**$5,240.6**	**-**	**$5,328.7**	**100%**

Note: Totals may not sum due to rounding

Leverage

- Debt-to-Equity - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, less cash, to (ii) total stockholders' equity, at period end
- Total Leverage - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit agreements, and mortgage loan payable, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders' equity, at period end

Loan-to-Value (LTV)

- Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest) as of September 30, 2021, divided by the as-is appraised value of our collateral at the time of origination or acquisition of such loan or participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as-stabilized value of the real estate securing the loan. The as-is or as-stabilized (as applicable) value reflects our Manager's estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interest determined in accordance with our Manager's underwriting standards and consistent with third-party appraisals obtained by our Manager

Investor Presentation | November 2021

37

Definitions and Disclaimers (cont.) Bridge/Stabilization Loan - A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies Light Transitional Loan - A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Moderate Transitional Loan - A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Construction Loan - A loan made to a borrower to fund the ground-up construction of a commercial real estate property Loan Category Investor Presentation | November 2021 Market Price and Dividend Disclaimer TRTX can provide no assurance regarding future market prices of TRTX’s common stock. The market price of TRTX’s common stock may be significantly affected by numerous factors, some of which are beyond TRTX’s control and may not be directly related to TRTX’s operating performance. Additionally, no assurance can be given that TRTX will be able to pay dividends to TRTX’s stockholders at any time in the future or that the level of any dividends that TRTX does pay to its stockholders will achieve a market yield or increase or even be maintained over time. TRTX’s ability to pay dividends may be adversely affected by a number of factors, some of which are beyond TRTX’s control and may not be directly related to TRTX’s operating performance. Future dividend payments, if any, will be authorized by TRTX’s board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including TRTX’s historical and projected results of operations, cash flows and financial condition, TRTX’s financing covenants, maintenance of TRTX’s REIT qualification, applicable provisions of Maryland law and such other factors as TRTX’s board of directors deems relevant.

Definitions and Disclaimers (cont.)

Modifications

- Economic modifications typically consist of one or more of the following: partial repayments of principal; equity contributions; repurposing of reserves; deferred PIK interest agreements; and adjustments to debt yield thresholds or other conditions precedent to a loan extension
- Non-economic modifications may consist of the extension of milestones, budget re-allocations, and/or short-term extensions to enable near-term resolution of the loan

Non-Consolidated Senior Interest

- TRTX creates structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party. In either case, the senior mortgage loan (i.e., the non-consolidated senior interest) is not included on our balance sheet. When we create structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party, we retain on our balance sheet a mezzanine loan

Property Types

- Mixed-Use: TRTX classifies a loan as mixed-use if the property securing TRTX's loan (a) involves more than one use; and (b) no single use represents more than 60% of the collateral property's total value. In certain instances, TRTX's classification may be determined by its assessment of which use is the principal driver of the property's aggregate net operating income
- Life Science: TRTX classifies a loan as life science if more than 60% of the gross leasable area is leased to, or will be converted to, life science-related space. Life science-related space includes laboratory space, office space, or allied light manufacturing space used in support of biotechnology, pharmaceuticals, biomedical technologies, life systems technologies, and the design and manufacture of biomedical technology.
- TRTX provides herein additional detail by splitting the Office property category into separate Office – Traditional and Office – Life Science Categories. A reconciliation to TRTX's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 follows (dollars in millions):

Property Type	Form 10-Q	Reclassification	Supplemental	% Total Commitment
Office	$2,778.5	($470.0)	$2,308.5	43.4%
Life Science	-	470.0	470.0	8.9%
Multifamily	1,249.0	-	1,249.0	23.4%
Hotel	673.0	-	673.0	12.6%
Mixed-Use	572.1	-	572.1	10.7%
Retail	33.0	-	33.0	0.6%
Condominium	23.0	-	23.0	0.4%
Total	**$5,328.7**	**$-**	**$5,328.7**	**100.0%**
Loans Held for Sale	(88.1)	-	-	-
Total Per Form 10-Q	**$5,240.6**	-	**$5,328.7**	**100%**

Note: Totals may not sum due to rounding

Investor Presentation | November 2021

39

Definitions and Disclaimers (cont.) Investor Presentation | November 2021 ROE Scenarios Disclaimer TRTX has presented two Assumed ROE scenarios for illustrative purposes only. These Assumed ROE scenarios are based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to TRTX’s business, all of which are difficult to predict and many of which are beyond TRTX’s control. As a result, there can be no assurance that any of the Assumed ROE scenarios will be realized or that actual return on equity will not be significantly higher or lower than the Assumed ROE scenarios presented on this slide. The Assumed ROE scenarios are not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on these scenarios. Loan Risk Ratings Based on a 5-point scale, the Company’s loans are rated “1” through “5,” from least risk to greatest risk, respectively, which ratings are defined as follows: 1: Outperform—Exceeds performance metrics (for example, technical milestones, occupancy, rents, net operating income) included in original or current credit underwriting and business plan; 2: Meets or Exceeds Expectations—Collateral performance meets or exceeds substantially all performance metrics included in original or current underwriting / business plan; 3: Satisfactory—Collateral performance meets or is on track to meet underwriting; business plan is met or can reasonably be achieved; 4: Underperformance—Collateral performance falls short of original underwriting, material differences exist from business plan, or both; technical milestones have been missed; defaults may exist, or may soon occur absent material improvement; and 5: Default/Possibility of Loss—Collateral performance is significantly worse than underwriting; major variance from business plan; loan covenants or technical milestones have been breached; timely exit from loan via sale or refinancing is questionable; significant risk of principal loss.

Company Information Contact Information Headquarters: 888 Seventh Avenue 35th Floor New York, NY 10106 New York Stock Exchange: Symbol: TRTX TPG RE Finance Trust, Inc. Bob Foley Chief Financial Officer +1 (212) 430-4111 bfoley@tpg.com Brandon Fox Principal +1 (415) 706-2751 bfox@tpg.com Investor Relations: +1 (212) 405-8500 IR@tpgrefinance.com Media Contact: TPG RE Finance Trust, Inc. Courtney Power +1 (415) 743-1550 media@tpg.com Analyst Coverage BTIG Tim Hayes +1 (212) 738-6199 Citigroup Securities Arren Cyganovich +1 (212) 816-3733 JMP Securities Steven DeLaney +1 (212) 906-3517 JP Morgan Richard Shane +1 (415) 315-6701 Raymond James Stephen Laws +1 (901) 579-4868 Wells Fargo Donald Fandetti +1 (212) 214-8069 TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit www.tpgrefinance.com. Investor Presentation | November 2021